As filed with the Securities and Exchange Commission on May 4, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HEADWATERS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	87-0547337
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10653 South River Front Parkway, Suite 300 South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

HEADWATERS INCORPORATED 2010 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Kirk A. Benson Chief Executive Officer 10653 South River Front Parkway, Suite 300 South Jordan, Utah 84095 (801) 984-9400 (Name, address and telephone number of agent for service)	Copy to: Harlan M. Hatfield Vice President, General Counsel and Secretary Headwaters Incorporated 10653 South River Front Parkway, Suite 300 South Jordan, Utah 84095 (801) 984-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Total Amount of Registration Fee
Common Stock, par value $0.001 per share: To be issued under the Headwaters Incorporated 2010 Incentive Compensation Plan	2,500,000	$5.92	$14,800,000	$1,055.24

(1)	Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 28, 2010.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement, as permitted by Rule 424 under the Securities Act of 1933 and the Note to Part I of Form S-8, because such information will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009;

(b) Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010;

(c) Registrant’s Current Reports on Form 8-K filed with the SEC on October 2, 2009, October 13, 2009, October 22, 2009, October 27, 2009, February 18, 2010 and March 1, 2010; and

(d) The description of the Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 10/A (File No. 000-27808) filed on April 24, 1996, including any amendments or reports filed for the purpose of updating such information.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished under Item 2.02 or, 7.01 and any exhibits relating to Item 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

The Common Stock of the Registrant is registered under Section 12 of the Securities Exchange Act of 1934, and accordingly, no description is provided hereunder.

Item 5. Interests of Named Experts and Counsel.

The legality of the Common Stock of the Registrant registered hereby has been passed upon for the Registrant by Harlan M. Hatfield, Vice President, General Counsel and Secretary of the Registrant. Mr. Hatfield is an eligible participant in the Company’s 2010 Incentive Compensation Plan and beneficially owns and has rights to acquire shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article VII of the Registrant’s certificate of incorporation exonerates the Registrant’s directors from personal liability for monetary damages for breach of the fiduciary duty of care as a director, except for any breach of the directors’ duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article VII does not eliminate a stockholder’s right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

The Registrant maintains directors’ and officers’ liability insurance policies. The Registrant has entered into contracts with its directors and executive officers providing for indemnification of the Registrant’s officers and directors to the fullest extent permitted by applicable law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1*	Headwaters Incorporated 2010 Incentive Compensation Plan.

5.1	Opinion of Harlan M. Hatfield, Esq. regarding legality of securities to be offered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Harlan M. Hatfield, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).

*	Incorporated by reference from Exhibit 99.29 to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2010.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on the 4th day of May, 2010.

HEADWATERS INCORPORATED

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harlan M. Hatfield and Steven G. Stewart, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kirk A. Benson Kirk A. Benson	Director and Chief Executive Officer (Principal Executive Officer)	May 4, 2010

/s/ Steven G. Stewart Steven G. Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2010

/s/ James A. Herickhoff James A. Herickhoff	Director	May 4, 2010

/s/ Raymond J. Weller Raymond J. Weller	Director	May 4, 2010

/s/ E.J. “Jake” Garn E. J. “Jake” Garn	Director	May 4, 2010

/s/ R Sam Christensen R Sam Christensen	Director	May 4, 2010

/s/ William S. Dickinson William S. Dickinson	Director	May 4, 2010

/s/ Malyn K. Malquist Malyn K. Malquist	Director	May 4, 2010

/s/ Blake O. Fisher, Jr. Blake O. Fisher, Jr.	Director	May 4, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1*	Headwaters Incorporated 2010 Incentive Compensation Plan.

5.1	Opinion of Harlan M. Hatfield, Esq. regarding legality of securities to be offered.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Harlan M. Hatfield, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page hereto).

*	Incorporated by reference from Exhibit 99.29 to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2010.